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                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Toymax International, Inc.

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 31, 1997, except for notes 1
and 12 which are as of           , 1997, relating to the consolidated financial
statements of Toymax International, Inc. and subsidiaries, which is contained in that Prospectus.

    We also consent to the references to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                            BDO SEIDMAN, LLP


Mitchel Field, New York
September 22, 1997